                                                                   Exhibit 11.1


                           APPLIED FILMS CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)


                                                                      PERIOD ENDED                           Quarter Ended
                                                        ----------------------------------------       -------------------------
                                                        July 1,         June 29,        June 28,       September       September
                                                         1995             1996            1997         28, 1996        27, 1997
                                                        -------         --------        --------       --------        ---------
PRIMARY EARNINGS PER SHARE
Net income                                              $1,102          $(1,078)        $1,621          $   47          $  659
                                                        ------          -------         ------          ------          ------
Shares outstanding
Weighted average number of common shares
  outstanding                                            2,800            2,796          2,796           2,796           2,796

Assuming exercise of stock options                         273               --            345             260             380
Assuming repurchase of treasury stock                     (273)              --           (277)           (260)           (251)
                                                        ------          -------         ------          ------          ------
  Net incremental shares                                     0               --             68               0             129
Assuming exercise of stock options considered
  cheap stock                                               53               53             53              53              53
                                                        ------          -------         ------          ------          ------
Weighted average number of common shares
  outstanding as adjusted                                2,853            2,849          2,917           2,853           2,978
                                                        ------          -------         ------          ------          ------
Primary earnings per common share                       $ 0.39          $ (0.38)        $ 0.56          $ 0.02          $ 0.22
                                                        ------          -------         ------          ------          ------
FULLY DILUTED EARNINGS PER SHARE(1)
Net income                                              $1,102          $(1,078)        $1,621          $   47          $  659
                                                        ------          -------         ------          ------          ------
Shares outstanding
Weighted average number of common shares
  outstanding                                            2,800            2,796          2,796           2,796           2,796

Assuming exercise of stock options                         273               --            345             260             380
Assuming repurchase of treasury stock                     (235)              --           (225)           (224)           (199)
                                                        ------          -------         ------          ------          ------
  Net incremental shares(1)                                 38               --            120              36             181
Assuming exercise of stock options considered
  cheap stock                                               53               53             53              53              53
                                                        ------          -------         ------          ------          ------
Weighted average number of common shares
  outstanding as adjusted                                2,891            2,849          2,969           2,885           3,030
                                                        ------          -------         ------          ------          ------
Fully diluted earnings per common share                 $ 0.38          $ (0.38)        $ 0.55          $ 0.02          $ 0.22
                                                        ======          =======         ======          ======          ======

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(1) This calculation is submitted in accordance with Securities Exchange Act of
1994 Release No. 5083 although not required by footnote 2 to paragraph 14 of APB No. 15 because it results in dilution of less than 3%.